Exhibit 24

POWER OF ATTORNEY

I, the undersigned Director and/or Officer of Rockwell Automation, Inc., a Delaware corporation (the “Company”), hereby constitute and appoint DOUGLAS M. HAGERMAN and THEODORE D. CRANDALL, and each of them singly, my true and lawful attorneys-in-fact and agents with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, a Registration Statement on Form S-8 and any and all amendments (including supplements and post-effective amendments) for the purpose of registering under the Securities Act of 1933, as amended, securities deliverable pursuant to the Rockwell Automation Retirement Savings Plan.

Signature	Title	Date

/s/ Keith D. Nosbusch Keith D. Nosbusch	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	September 5, 2012

/s/ Betty C. Alewine Betty C. Alewine	Director	September 5, 2012

/s/ Verne G. Istock Verne G. Istock	Director	September 5, 2012

/s/ Barry C. Johnson Barry C. Johnson	Director	September 5, 2012

/s/ Steven R. Kalmanson Steven R. Kalmanson	Director	September 5, 2012

/s/ James P. Keane James P. Keane	Director	September 5, 2012

Signature	Title	Date

/s/ William T. McCormick, Jr. William T. McCormick, Jr.	Director	September 5, 2012

/s/ Donald R. Parfet Donald R. Parfet	Director	September 5, 2012

David B. Speer	Director	September , 2012

/s/ Theodore D. Crandall Theodore D. Crandall	Senior Vice President and Chief Financial Officer (principal financial officer)	September 5, 2012

/s/ Douglas M. Hagerman Douglas M. Hagerman	Senior Vice President, General Counsel and Secretary	September 5, 2012

/s/ David M. Dorgan David M. Dorgan	Vice President and Controller (principal accounting officer)	September 6, 2012

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